UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-12

THE FEMALE HEALTH COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Contacts:	Michele Greco	312-213-9859
	Mitchell Steiner, MD	901-581-5872

The Female Health Company and Aspen Park Pharmaceuticals

Announce Andy Love to Be Board Observer

Chicago and New York — September 6, 2016 — The Female Health Company (FHC) (NASDAQ-CM: FHCO) and Aspen Park Pharmaceuticals (APP) today announced that, upon completion of their proposed merger, Andy Love will serve as an Observer to the Board of Directors of the combined company. Love is a current member of FHC’s Board of Directors.

While he serves as a Board Observer, Love will participate in Board meetings of the merged company, to be called Veru Healthcare Inc.

“We welcome Andy to the Veru Healthcare Board,” said Mitchell Steiner, MD, CEO and President of APP and the combined company, Veru Healthcare, after completion of the proposed merger. “His insights and experience strongly complement the skill set and expertise of the Veru Healthcare Board.”

“Andy is an enthusiastic supporter of the merger, having recently purchased shares of FHC stock to add to his already sizable ownership position,” said O.B. Parrish, Chairman and Chief Executive Officer of FHC. “He has been a valuable member of the FHC Board and important link to members of the investment community. His status as Observer will greatly increase our ability to continue to effectively communicate with our shareholders.”

Love has served as a Director of FHC since May 2013. He served as Chairman and Co-Chief Executive Officer of Love Savings Holding Company, the holding company of Heartland Bank, headquartered in St. Louis, Missouri, from December 1985 to December 31, 2014. Currently, he is Chairman and Co-Chief Executive Officer of Hallmark Investment Corporation, successor to the non-banking activities of Love Savings Holding Company subsequent to its merger with Midland States Bancorp on December 31, 2014, which activities include the development and management of senior living communities, the extraction, processing and sale of coal mine methane, and a variety of investment activities. Love has more than 40 years of investment, banking and real estate experience. Previously, Love was a partner at the law firm Bryan Cave LLP. Love is active in philanthropic activities through family foundations and has served on the boards of numerous philanthropic and educational institutions in St. Louis, Missouri.

As previously announced, the Veru Healthcare Board of Directors will be comprised of nine members, with three directors named by FHC (O.B. Parrish, David R. Bethune and Mary Margaret Frank, Ph.D.), three directors currently on APP’s Board of Directors (Mitchell S. Steiner, M.D., Harry Fisch, M.D., and Elgar Peerschke, who will serve as Chairman) and three new directors (Georges Makhoul, Lucy Lu, M.D., and Mario Eisenberger, M.D.).

About The Female Health Company

The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2). Since the Company began distributing FC2 in 2007, it has been shipped to 144 countries. The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in a number of countries around the world. The patents cover the key aspects of the FC2 manufacturing process and design. The FC2 Female Condom® is the only currently available female-controlled product approved by the FDA that offers dual protection against sexually transmitted infections, including HIV/AIDS, the Zika virus and unintended pregnancy. The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

The Female Health Company announced on April 6, 2016 that it had entered into a definitive merger agreement with APP. Information relating to APP and the proposed transaction are included in documents filed by FHC with the SEC.

About Aspen Park Pharmaceuticals

Aspen Park Pharmaceuticals, Inc. is a privately held therapeutics company focused on the development and commercialization of pharmaceutical and consumer health products for men’s and women’s health and oncology. For men, product and product candidates are in the areas of benign prostatic hyperplasia, male infertility, amelioration of side effects of hormonal prostate cancer therapies, gout, sexual dysfunction, and prostate cancer. For women, product candidates are for advanced breast and ovarian cancers and for female sexual health. Aspen Park Pharmaceuticals is planning to launch in the United States the PREBOOST™ OTC product for treating premature ejaculation in Q4 of fiscal 2016. Aspen Park Pharmaceuticals has offices in New York City, New York. For more information on PREBOOST™ OTC product visit www.preboost.com or for more information on APP visit www.aspenparkpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding the proposed merger transaction between FHC and APP and the integration of our two businesses. These statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to secure approval by a two-thirds vote of FHC’s shareholders; risks that the proposed transaction could disrupt current plans and operations; costs, fees and expenses related to the proposed transaction; risks related to the development of APP’s product portfolio, including regulatory approvals and time and cost to bring to market; risks relating to the ability of the combined company to obtain sufficient financing on acceptable terms when needed to fund development and company operations; the risk that, even if it is completed, we may not realize the expected benefits from the transaction; and other risks described in FHC’s filings with the SEC, including our Annual Report on Form 10-K for the year ended September 30, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2015, March 31, 2016 and June 30, 2016. These documents are available on the “SEC Filings” section of our website at http://fhcinvestor.com. All forward-looking statements are based on information available to us as of the date hereof, and FHC does not assume any obligation and does not intend to update any forward-looking statements, except as required by law.

Additional Information about the Proposed Transaction and Where You Can Find It

FHC filed a definitive proxy statement with the SEC relating to a solicitation of proxies from its shareholders in connection with a special meeting of shareholders of FHC to be held for the purpose of voting on matters relating to the proposed transaction. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, FHC SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by FHC with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of FHC may obtain free copies of the documents filed with the SEC by contacting FHC’s Chief Financial Officer at (312) 595-9123, or by writing to Chief Financial Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654.

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